Exhibit 99.1

NEWS RELEASE

FOR:	TRUMP ENTERTAINMENT RESORTS, INC. (NASDAQ NMS: TRMP)

CONTACT:	Dale Black, EVP, Chief Financial Officer, (609) 449-5556 or John Burke, EVP, Treasurer, (212) 891-1500

FOR RELEASE:	August 1, 2006

TRUMP ENTERTAINMENT RESORTS REPORTS

SECOND QUARTER AND SIX MONTHS RESULTS

•	Continued Improvement in Net Revenues

•	New Venues Opening at Trump Taj Mahal

•	800 Room Hotel Tower Construction Begins

ATLANTIC CITY, NJ – Trump Entertainment Resorts, Inc. (the “Company”) (NASDAQ NMS: TRMP) today reported its operating results for the second quarter and six months ended June 30, 2006. The Company’s loss from continuing operations was ($4.9) million or ($0.16) per share for the quarter ended June 30, 2006 and ($14.7) million or ($0.48) per share for the six months ended June 30, 2006. As a result of the Company’s reorganization completed on May 20, 2005 and the application of fresh-start accounting principles, the financial results for 2005 are presented separately for the Predecessor Company (through May 19, 2005) and the Reorganized Company (period from May 20, 2005 through June 30, 2005). As such, the financial statements for the quarter and six months ended June 30, 2006 are not comparable to the results for a similar period in 2005, except for the purpose of comparing property level operating performance as discussed herein. A summary of results follows:

	Reorganized Company		Predecessor Company
(in millions except share and per share data)	Three Months Ended June 30, 2006	For the Period From May 20, 2005 Through June 30, 2005	For the Period From April 1, 2005 Through May 19, 2005
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$256.0	$115.9	$130.2
Income from operations	24.4	3.4	41.9
Adjusted EBITDA	44.4	19.4	23.3
(Loss) income from continuing operations	(4.9)	(8.9)	9.6
Income from discontinued operations	—	1.3	117.3
Extraordinary gain on extinguishment of debt	—	—	196.9
Net (loss) income	(4.9)	(7.6)	323.8
Basic share data
Continuing operations	$(0.16)	$(0.29)	$0.32
Discontinued operations	—	0.04	3.92
Extraordinary gain on extinguishment of debt	—	—	6.59

Basic net (loss) Income per share	$(0.16)	$(0.25)	$10.83

Diluted share data
Continuing operations	$(0.16)	$(0.29)	$0.22
Discontinued operations	—	0.04	2.68
Extraordinary gain on extinguishment of debt	—	—	4.49

Diluted net (loss) income per share	$(0.16)	$(0.25)	$7.39

Weighted average shares outstanding:
Basic	30,986,181	30,520,249	29,904,764
Diluted	30,986,181	30,520,249	43,823,487

	Reorganized Company		Predecessor Company
(in millions except share and per share data)	Six Months Ended June 30, 2006	For the Period From May 20, 2005 Through June 30, 2005	For the Period From January 1, 2005 Through May 19, 2005
	(unaudited)	(unaudited)	(unaudited)

Net revenues	$493.6	$115.9	$364.4
Income from operations	42.7	3.4	50.8
Adjusted EBITDA	81.6	19.4	61.2
(Loss) from continuing operations	(14.7)	(8.9)	(37.3)
Income from discontinued operations	—	1.3	118.7
Extraordinary gain on extinguishment of debt	—	—	196.9
Net (loss) income	(14.7)	(7.6)	278.4
Basic and diluted share data
Continuing operations	$(0.48)	$(0.29)	$(1.25)
Discontinued operations	—	0.04	3.97
Extraordinary gain on extinguishment of debt	—	—	6.59

Basic and diluted net (loss) income per share	$(0.48)	$(0.25)	$9.31

Weighted average shares outstanding:
Basic and diluted	30,857,259	30,520,249	29,904,764

Adjusted EBITDA is income (loss) from operations excluding reorganization expenses and related costs, development costs, expense of ten year warrants and stock compensation. The Company is presenting Adjusted EBITDA in 2006 to highlight differences that exist between the Company and its predecessor due to the reorganization of the Company and new accounting pronouncements. EBITDA and Adjusted EBITDA are not Generally Accepted Accounting Principles (“GAAP”) measurements, but are commonly used in the gaming industry as measures of performance and as a basis for valuation of gaming companies. Refer to the selected financial information accompanying this press release for a reconciliation of income (loss) from operations to Adjusted EBITDA.

For purposes of comparing operating performance we have combined the 2005 results for the Predecessor Company and the Reorganized Company data for the three and six month periods ended June 30, 2005, as we believe it provides the best comparison for the respective periods. The Company reported Adjusted EBITDA of $44.4 million on net revenues of $256.0 million in the second quarter of 2006 compared to Adjusted EBITDA of $42.7 million in 2005 on net revenues of $246.1 million for the Predecessor Company and the Reorganized Company combined in the second quarter of 2005. Before corporate and other expenses, our three operating properties reported Adjusted EBITDA of $50.5 million in the second quarter of 2006 compared to Adjusted EBITDA of $46.9 million in 2005 for the Predecessor Company and the Reorganized Company.

Mark Juliano, the Company’s Chief Operating Officer, commented, “As a Company, we are continuing to alter our marketing programs and operations to focus on growing revenue profitability, and we believe the changes have produced significant results in both reaching higher value customers and eliminating much of our unprofitable business. During the second quarter, net revenues grew at the Taj Mahal and remained stable to slightly decreased at the Plaza and the Marina, as we experienced property level flow through of $3.6 million in adjusted EBITDA on incremental net revenue of $9.9 million resulting in a 60 basis point increase in property level adjusted EBITDA margins.

In the first half of the year we were able to increase cash room revenues by $3.6 million, a 44.0% increase over last year. Going forward, we are focused on adjusting our offers to mid-tier customers to continue to increase our occupancy and redemption rates, and we believe our upcoming technology upgrades will give us the tools to successfully accomplish this goal. We believe that the completion of our Company-wide data warehouse and the implementation of a hotel yield management system in the third quarter will provide the necessary infrastructure to improve net revenues and EBITDA across all three of our properties.

The trends were positive at all three properties as the second quarter ended. It is unfortunate that the state-imposed casino shutdown briefly halted that momentum. We estimate the Company-wide impact of this action will cause our net revenue in July to be approximately 6.0% less than July 2005. We are hopeful that legislative action will prevent this type of closure from happening again.”

The Company reported corporate and other costs of $8.8 million for the second quarter of 2006 compared to $4.6 million in 2005. Comparable corporate and other costs for the second quarter of 2005 are before consideration of reorganization costs of $50.5 million and $8.0 million for 10 year warrants issued to Mr. Trump in connection with a services agreement. The increase of $4.2 million in corporate and other costs to $8.8 million in the second quarter of 2006 is a result of $1.4 million in expense related to stock based compensation, increased legal expenses and development costs of $1.9 million and $0.9 million for other corporate expenses.

In addition to the above mentioned items, as a result of our reorganization effective in May 2005, the comparability of our operating results from continuing operations for the second quarter ended June 2006 versus the second quarter ended June 30, 2005 were impacted by the following items:

1.	Overall interest expense decreased $13.9 million from $46.5 million for the quarter ended June 30, 2005 to $32.6 million for the quarter ended June 30, 2006, due to the decreased debt levels and interest rates.

2.	Subsequent to our reorganization, we recorded a minority interest benefit related to our continuing operations of, $1.7 million for the three months ended June 30, 2006 compared to $2.7 million for the period from May 20, 2005 through June 30, 2005, respectively.

3.	Depreciation expense decreased $1.5 million for the three month period ended June 30, 2006 compared to the period ended June 30, 2005 due to the write-down of net fixed assets during 2005 to reflect fresh-start accounting.

James B. Perry, Chief Executive Officer and President, added, “I believe that we have made significant progress in the turnaround of our business during the year I have served as the Company’s CEO. As we indicated last year, such a turnaround requires at least an 18-month to two-year process, necessitating the continued diligence of our management team and employees. Today, I believe that we are on track to accomplish our goal of reaching industry-average margins during the second half of 2007.

Our renovation and development plans for Atlantic City continue to move forward. At the Trump Taj Mahal, the construction of the new, nearly 800-room hotel tower has officially commenced. Additionally, we have recently announced the opening of several new amenities at the Taj Mahal including EGO Bar and Lounge on the casino floor, a new Asian gaming area, The Rim noodle bar and a new retail outlet, Trump Exchange. Further, the promenade renovation project, which will reinvent the entrance experience to the Taj Mahal from the parking garage, is underway and several new venues will open throughout the summer.

The extensive casino floor renovations at Trump Plaza were completed in June, ending the construction disruption that impacted the Plaza’s results. We are currently developing plans for Phase II of our renovation projects, including a master plan for Trump Marina, and expect we will have an announcement before the end of the year.

In addition to our Atlantic City development progress, we continue to pursue opportunities to introduce the Trump brand to other gaming markets and to diversify our cash flows. We believe that our recent option for additional acreage for our proposed Trump Street facility in Philadelphia makes our proposal to the Pennsylvania Gaming Control Board both stronger and more compelling, and we continue to be excited about the prospect of a casino in Philadelphia. The recent legislative action in Rhode Island has ended our efforts in the Town of Johnston, as the state government has acted to preclude an open bidding process for a gaming license. The addition of a senior development professional to coordinate existing and future opportunities in non-Atlantic City gaming markets remains a priority for the Company.”

The Company reported that as of June 30, 2006 it had cash of $152.9 million excluding $46.1 million of cash restricted in use by the agreement governing the sale of Trump Indiana. The Company indicated that debt had decreased by $18.6 million since December 31, 2005 to $1,419.4 million at June 30, 2006. Capital expenditures through June 30, 2006 were approximately $54.2 million and the Company expects capital expenditures for the rest of 2006 to be approximately $100.0 million.

Conference Call:

The Company will conduct a conference call at 1:00 p.m. (Eastern Time) on Tuesday, August 1, 2006, during which management will discuss the results and other matters addressed in the earnings release. Members of the financial community and interested investors are welcome to participate in the conference call by calling toll free (800) 946-0786, or (719) 457-2662 for callers outside the United States and Canada, not earlier than 15 minutes before the call is scheduled to begin.

A replay of the conference call will be available from 5:00 p.m. on Tuesday, August 1, 2006 until midnight on Friday, August 11, 2006. The replay number is toll free (888) 203-1112, or (719) 457-0820 for callers outside the United States and Canada. The replay passcode is 9974076.

About Our Company:

Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates three properties. The Company’s properties include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City’s Marina District. The Company is the sole vehicle through which Donald J. Trump, the Company’s Chairman and largest stockholder, conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump’s real estate and other holdings.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements, trend analysis and other information contained in this release relative to the Company’s or its subsidiaries’ performance, trends in the Company’s or its subsidiaries’ operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could,” “can” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements, including but not limited to: the ability to fund and execute the Company’s master plan for the Company’s Atlantic City properties; the ability to obtain slot licenses in Philadelphia or other locations or develop such sites; the effects of the Company’s recently completed bankruptcy cases; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; the effects of environmental and structural building conditions relating to the Company’s properties; access to available and feasible financing and insurance; changes in laws, regulations or accounting standards, insurance premiums and relations with third parties; approvals and decisions of courts, regulators and governmental bodies and the results of any litigation; judicial decisions, legislative referenda and regulatory actions, including gaming and tax-related actions; the ability of the Company’s customer-tracking programs and marketing to continue to increase or sustain customer loyalty; the Company’s ability to recoup costs of capital investments through higher revenues; the ability to use the “Trump” name; acts of war or terrorist incidents; high energy and gasoline prices and adverse winter weather conditions; abnormal gaming hold percentages; the effects of competition, including locations of competitors and operating and market competition; and the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular.

The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the

Company’s management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

###

TRUMP ENTERTAINMENT RESORTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except share data)

	Reorganized Company		Predecessor Company
	Three Months Ended June 30, 2006	For the Period From May 20, 2005 Through June 30, 2005	For the Period From April 1, 2005 Through May 19, 2005
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Gaming	$272,915	$124,276	$141,865
Rooms	19,145	8,728	9,908
Food and beverage	30,585	15,240	16,647
Other	10,044	5,068	4,606

	332,689	153,312	173,026
Less promotional allowances	(76,663)	(37,457)	(42,824)

Net revenues	256,026	115,855	130,202
Costs and expenses:
Gaming	122,738	58,876	66,107
Rooms	7,816	3,178	3,722
Food and beverage	11,162	5,203	5,588
General and administrative	71,910	28,888	31,572
General and administrative-related party	658	8,385	235
Depreciation and amortization	17,322	6,015	12,744
Reorganization expense (income) and related costs	—	1,930	(31,637)

	231,606	112,475	88,331

Income from operations	24,420	3,380	41,871

Non-operating income (expense):
Interest income	2,909	222	392
Interest expense	(32,592)	(14,622)	(31,878)
Other non-operating income, net	—	65	(65)

	(29,683)	(14,335)	(31,551)

(Loss) income before income taxes, minority interest, discontinued operations and extraordinary item	(5,263)	(10,955)	10,320
Provision for income taxes	(1,339)	(711)	(711)
Minority interest	1,668	2,742	—

(Loss) income from continuing operations	(4,934)	(8,924)	9,609

Income from discontinued operations:
Trump Indiana	—	2,151	138,047
Provision for income taxes	—	(441)	(20,811)
Minority interest	—	(402)	—

Income from discontinued operations	—	1,308	117,236

(Loss) income before extraordinary item	(4,934)	(7,616)	126,845
Extraordinary gain on extinguishment of debt	—	—	196,932

Net (loss) income	$(4,934)	$(7,616)	$323,777

Continuing operations	$(0.16)	$(0.29)	$0.32
Discontinued operations	—	0.04	3.92
Extraordinary gain on extinguishment of debt	—	—	6.59

Basic net (loss) income per share	$(0.16)	$(0.25)	$10.83

Continuing operations	$(0.16)	$(0.29)	$0.22
Discontinued operations	—	0.04	2.68
Extraordinary gain on extinguishment of debt	—	—	4.49

Diluted net (loss) income per share	$(0.16)	$(0.25)	$7.39

Weighted average shares outstanding:
Basic	30,986,181	30,520,249	29,904,764
Diluted	30,986,181	30,520,249	43,823,487

TRUMP ENTERTAINMENT RESORTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except share data)

	Reorganized Company		Predecessor Company
	Six Months Ended June 30, 2006	For the Period From May 20, 2005 Through June 30, 2005	For the Period From January 1, 2005 Through May 19, 2005
	(unaudited)	(unaudited)
Revenues:
Gaming	$520,859	$124,276	$398,409
Rooms	36,233	8,728	26,360
Food and beverage	57,191	15,240	44,198
Other	17,797	5,068	12,809

	632,080	153,312	481,776
Less promotional allowances	(138,456)	(37,457)	(117,337)

Net revenues	493,624	115,855	364,439
Costs and expenses:
Gaming	239,197	58,876	186,545
Rooms	15,372	3,178	9,805
Food and beverage	20,332	5,203	13,767
General and administrative	140,739	28,888	92,957
General and administrative-related party	1,320	8,385	775
Depreciation and amortization	33,932	6,015	35,753
Reorganization expense (income) and related costs	—	1,930	(25,967)

	450,892	112,475	313,635

Income from operations	42,732	3,380	50,804

Non-operating income (expense):
Interest income	5,858	222	836
Interest expense	(65,071)	(14,622)	(86,862)
Other non-operating income, net	—	65	—

	(59,213)	(14,335)	(86,026)

Loss before income taxes, minority interest, discontinued operations and extraordinary item	(16,481)	(10,955)	(35,222)
Provision for income taxes	(2,831)	(711)	(2,074)
Minority interest	4,655	2,742	—

Loss from continuing operations	(14,657)	(8,924)	(37,296)

Income from discontinued operations:
Trump Indiana	—	2,151	142,959
Provision for income taxes	—	(441)	(24,211)
Minority interest	—	(402)	—

Income from discontinued operations	—	1,308	118,748

(Loss) income before extraordinary item	(14,657)	(7,616)	81,452
Extraordinary gain on extinguishment of debt	—	—	196,932

Net (loss) income	$(14,657)	$(7,616)	$278,384

Continuing operations	$(0.48)	$(0.29)	$(1.25)
Discontinued operations	—	0.04	3.97
Extraordinary gain on extinguishment of debt	—	—	6.59

Basic net (loss) income per share	$(0.48)	$(0.25)	$9.31

Continuing operations	$(0.48)	$(0.29)	$(1.25)
Discontinued operations	—	0.04	3.97
Extraordinary gain on extinguishment of debt	—	—	6.59

Diluted net (loss) income per share	$(0.48)	$(0.25)	$9.31

Weighted average shares outstanding:
Basic	30,857,259	30,520,249	29,904,764
Diluted	30,857,259	30,520,249	29,904,764

TRUMP ENTERTAINMENT RESORTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands except share and per share data)

	Reorganized Company
	June 30, 2006	December 31, 2005
	(unaudited)
Current assets:
Cash and cash equivalents	$152,850	$228,554
Restricted cash	46,070	45,005
Accounts receivable, net	34,811	36,024
Accounts receivable, other	10,485	9,716
Inventories	11,541	10,716
Deferred income taxes	2,289	2,289
Prepaid expenses and other current assets	20,152	12,178

Total current assets	278,198	344,482

Net property and equipment	1,485,090	1,463,142

Other assets:
Intangible assets, net	205,448	206,345
Goodwill	230,136	238,045
Deferred financing costs, net	18,637	20,725
Other assets, net	59,806	57,024

Total other assets	514,027	522,139

Total assets	$2,277,315	$2,329,763

Current liabilities:
Accounts payable	$25,497	$38,739
Accrued payroll and related expenses	29,806	26,553
Income taxes payable	32,596	36,765
Partnership distribution payable	—	3,041
Accrued interest payable	13,154	11,517
Self-insurance reserves	13,539	12,398
Other current liabilities	40,399	43,145
Current maturities of long-term debt	20,321	30,007

Total current liabilities	175,312	202,165

Long-term debt, net of current maturities	1,399,052	1,407,952
Deferred income taxes	144,352	144,352
Other long-term liabilities	17,392	18,428
Minority Interest	126,269	129,708

Stockholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized at June 30, 2006 and December 31, 2005, 30,952,329 issued and outstanding at June 30, 2006, and 27,177,696 issued and outstanding at December 31, 2005	31	27
Class B Common stock, $0.001 par value; 1,000 shares authorized, 900 shares issued and outstanding	—	—
Additional paid-in capital	456,092	453,659
Accumulated deficit	(41,185)	(26,528)

Total stockholders’ equity	414,938	427,158

Total liabilities and stockholders’ equity	$2,277,315	$2,329,763

TRUMP ENTERTAINMENT RESORTS, INC.

SELECTED FINANCIAL INFORMATION

SUMMARY OPERATING DATA

(unaudited, in millions)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Gaming revenues
Trump Taj Mahal	$132.1	$123.7	$253.1	$246.4
Trump Plaza	76.9	77.0	144.3	147.9
Trump Marina	64.0	65.4	123.5	128.4

Total	$273.0	$266.1	$520.9	$522.7

Net revenues
Trump Taj Mahal	$125.3	$114.5	$242.6	$227.1
Trump Plaza	70.0	70.0	133.4	133.9
Trump Marina	60.7	61.6	117.6	119.3

Total	$256.0	$246.1	$493.6	$480.3

Income (loss) from operations
Trump Taj Mahal	$19.8	$118.9	$36.5	$129.8
Trump Plaza	4.7	23.4	7.7	26.0
Trump Marina	8.7	(33.9)	15.3	(28.8)
Corporate and other	(8.8)	(63.1)	(16.8)	(72.8)

Total	$24.4	$45.3	$42.7	$54.2

Adjusted EBITDA
Trump Taj Mahal	$28.3	24.1	$53.4	$47.3
Trump Plaza	9.9	10.5	17.5	18.4
Trump Marina	12.3	12.3	22.4	22.8
Corporate and other	(6.1)	(4.2)	(11.7)	(7.9)

Total	$44.4	42.7	$81.6	$80.6

TRUMP ENTERTAINMENT RESORTS

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBIDTA

(unaudited, in millions)

	Three Months Ended June 30, 2006
	Income (Loss) From Operations	Depreciation and Amortization	Stock Based Compensation Expense	Reorganization (Income) Expense and Related Costs	Development Costs	Adjusted EBITDA
Trump Taj Mahal	$19.8	$8.5	$—	$—	$—	$28.3
Trump Plaza	4.7	5.2	—	—	—	9.9
Trump Marina	8.7	3.6	—	—	—	12.3
Corporate and other	(8.8)	—	1.5	—	1.2	(6.1)

Total	$24.4	$17.3	$1.5	$—	$1.2	$44.4

	Three Months Ended June 30, 2005
	Income (Loss) From Operations	Depreciation and Amortization	Expense of Ten Year Warrants	Reorganization (Income) Expense and Related Costs	Development Costs	Adjusted EBITDA
Trump Taj Mahal	$118.9	$10.0	$—	$(104.8)	$—	$24.1
Trump Plaza	23.4	4.5	—	(17.4)	—	10.5
Trump Marina	(33.9)	4.2	—	42.0	—	12.3
Corporate and other	(63.1)	0.1	8.0	50.5	0.3	(4.2)

Total	$45.3	$18.8	$8.0	$(29.7)	$0.3	$42.7

	Six Months Ended June 30, 2006
	Income (Loss) From Operations	Depreciation and Amortization	Stock Based Compensation Expense	Reorganization (Income) Expense and Related Costs	Development Costs	Adjusted EBITDA
Trump Taj Mahal	$36.5	$16.9	$—	$—	$—	$53.4
Trump Plaza	7.7	9.8	—	—	—	17.5
Trump Marina	15.3	7.1	—	—	—	22.4
Corporate and other	(16.8)	0.1	3.0	—	2.0	(11.7)

Total	$42.7	$33.9	$3.0	$—	$2.0	$81.6

	Six Months Ended June 30, 2005
	Income (Loss) From Operations	Depreciation and Amortization	Expense of Ten Year Warrants	Reorganization (Income) Expense and Related Costs	Development Costs	Adjusted EBITDA
Trump Taj Mahal	$129.8	$22.3	$—	$(104.8)	$—	$47.3
Trump Plaza	26.0	9.8	—	(17.4)	—	18.4
Trump Marina	(28.8)	9.6	—	42.0	—	22.8
Corporate and other	(72.8)	0.1	8.0	56.2	0.6	(7.9)

Total	$54.2	$41.8	$8.0	$(24.0)	$0.6	$80.6

TRUMP ENTERTAINMENT RESORTS

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBIDTA

(unaudited, in millions)

	Reorganized Company For the Period From May 20, 2005 Through June 30, 2005
	Income (Loss) From Operations	Depreciation and Amortization	Expense of Ten Year Warrants	Reorganization (Income) Expense and Related Costs	Development Costs	Adjusted EBITDA
Trump Taj Mahal	$7.6	$3.4	$—	$—	$—	$11.0
Trump Plaza	2.4	1.4	—	—	—	3.8
Trump Marina	5.5	1.2	—	—	—	6.7
Corporate and other	(12.1)	—	8.0	1.9	0.1	(2.1)

Total	$3.4	$6.0	$8.0	$1.9	$0.1	$19.4

	Predecessor Company For the Period From April 1, 2005 Through May 19, 2005
	Income (Loss) From Operations	Depreciation and Amortization	Expense of Ten Year Warrants	Reorganization (Income) Expense and Related Costs	Development Costs	Adjusted EBITDA
Trump Taj Mahal	$111.3	$6.6	$—	$(104.8)	$—	$13.1
Trump Plaza	21.0	3.1	—	(17.4)	—	6.7
Trump Marina	(39.4)	3.0	—	42.0	—	5.6
Corporate and other	(51.0)	0.1	—	48.6	0.2	(2.1)

Total	$41.9	$12.8	$—	$(31.6)	$0.2	$23.3

	Predecessor Company For the Period From January 1, 2005 Through May 19, 2005
	Income (Loss) From Operations	Depreciation and Amortization	Expense of Ten Year Warrants	Reorganization (Income) Expense and Related Costs	Development Costs	Adjusted EBITDA
Trump Taj Mahal	$122.2	$18.9	$—	$(104.8)	$—	$36.3
Trump Plaza	23.6	8.4	—	(17.4)	—	14.6
Trump Marina	(34.3)	8.4	—	42.0	—	16.1
Corporate and other	(60.7)	0.1	—	54.3	0.5	(5.8)

Total	$50.8	$35.8	$—	$(25.9)	$0.5	$61.2